Exhibit 99.2

November 2025 Lument Finance Trust Q3 2025 Earnings Supplemental

Disclaimer 2 This presentation contains forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views of Lument Finance Trust, Inc. (NYSE: LFT) (“LFT,” the “Company,” “we,” “our,” or “us”) with respect to, among other things, the Company’s operations and financial performance. You can identify these forward - looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative version of these words or other comparable words or other statements that do not relate strictly to historical or factual matters. Such forward - looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10 - K for the year ended December 31, 2024 and its Quarterly Report on Form 10 - Q for the quarter ended March 31, 2025, which are available on the SEC’s website at www.sec.gov , and/or as disclosed in any subsequent filings. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the filings. The forward - looking statements contained in this presentation speak only as of November 12 th , 2025. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances. This presentation includes non - GAAP financial measures, including Distributable Earnings. While we believe the non - GAAP information included in this presentation provides supplemental information to assist investors in analyzing our operating results and to assist investors in comparing our operating results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Please refer to this presentation’s Appendix for a reconciliation of the non - GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP.

Company Overview 3 Key Investment Highlights Strong Management • Access to extensive loan origination platform through affiliation with Lument, a leading national mortgage originator and asset manager. • Experienced management team with an average of 20+ years of industry experience across multiple economic cycles. • The Manager is affiliated with ORIX Corporation USA, the US subsidiary of ORIX Corporation, the publicly traded Tokyo - based international financial services firm. • The Company is an externally - managed real estate investment trust focused on investing in, financing and managing a portfolio of commercial real estate debt investments. • The Company is externally managed by Lument Investment Management, LLC (“Manager”), an affiliate of ORIX Corporation USA. Attractive Investment Profile • Emphasis on middle market multifamily debt investments which we believe are well positioned for the current environment. • Experienced credit and asset management capabilities. • Attractive financing source via match term, non - recourse, non mark - to - market, collateralized financing structures.

Q3 2025 Updates 4 Note: (1) We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (los s) and cash flows from operating activities determined in accordance with GAAP. Distributable Earnings mirrors how we calculated Core Earnings in the past. Please see Appendix for reconciliation to GAAP. (2) See Appendix for definition of Book Value Per Share of Common Stock. (3) Based on carrying value. (4) If all yet to be executed loan extensions are exercised by the borrowers, the CRE loan portfolio will have a weighted ave ra ge remaining term of 16 months. • Q3 2025 GAAP net income attributable to common stockholders of $0.01 per share of common stock. • Q3 2025 Distributable Earnings (1) of $0.02 per share of common stock. • On September 16, 2025, the Company declared a cash dividend for the quarter of $0.04 per share of common stock. • The Company also declared a cash dividend for the quarter of $0.49219 per share of 7.875% Cumulative Redeemable Series A Preferred Stock. • Book Value Per Share of Common Stock was $3.25 (2) as of 9/30/2025. Financial Results • During the quarter, the Company experienced $48.8 million of loan payoffs. Notable Activity • As of September 30, 2025, the Company’s loan investment portfolio consisted of floating - rate CRE loans of which approximately 89.6% (3) were collateralized by multifamily assets. • As of September 30, 2025, the Company’s $822 million loan portfolio had a weighted average remaining initial term of 6 months (4) , a weighted average note rate of SOFR + 3.55%, and unamortized aggregate purchase discounts of $1.9 million. • As of September 30, 2025, the Company had a loan portfolio weighted average risk rating of 3.6, with 45.7% of the loan portfolio rated “3” (Moderate Risk) or better. • As of September 30, 2025, our REO portfolio consisted of four multifamily properties with an aggregate carrying value of $58.1 million and a weighted average occupancy of 73.5%. Portfolio Performance • The floating - rate CRE loan portfolio was financed primarily through the Company’s two outstanding non - mark - to - market secured financings: • $436.6 million of investment grade notes issued through 2021 - FL1 CLO. • $234.7 million of investment grade notes issued through LMF 2023 - 1. • On November 3, 2025, the Company entered into an uncommitted master repurchase agreement with JPMorgan Chase Bank, N.A. to provide up to $450 million to finance first mortgage loans, controlling loan participation and other commercial mortg age loan debt instruments secured by real estate. • As of September 30, 2025, the Company held cash and cash equivalents of $56.0 million, and its leverage ratio declined quarte r - over - quarter from 3.3x to 3.2x. • The Company’s corporate debt matures in 2026. Capitalization

Q3 2025 Balance Sheet Summary 5 September 30, 2025 (1) Balance Sheet (thousands) $821,843 Commercial mortgage loans held - for - investment (net of allowance for credit losses) 58,130 Real estate owned 56,022 Cash and cash equivalents 824 Restricted cash (2) 4,414 Accrued interest receivable 10,615 Investment related receivable 3,871 Other assets (3) $955,719 Total assets $669,775 Secured financings (4) 47,656 Credit facility (4) 8,215 Other liabilities $725,647 Total liabilities $230,072 Total equity 3.2x Total liabilities / total equity $3.25 Book Value Per Share of Common Stock (5) Note: (1) See Appendix for detailed consolidated balance sheet, including the Company’s consolidated variable interest entities (“VIE’s”). (2) Restricted cash primarily comprised of REO operating cash accounts. (3) Includes mortgage servicing rights, carried at fair value of $0.6 million. (4) Outstanding principal amount of investment grade notes issued by 2021 - FL1 CLO and LMF 2023 - 1 is $436.6 million and $234.7 m illion, respectively. The unpaid principal balance of the credit facility is $47.8 million. For GAAP purposes, these liabilities are carried at their outstanding unpaid principal balance, net of any una mor tized discounts and debt issuance costs. (5) See Appendix for definition of Book Value Per Share of Common Stock.

Q3 2025 Income Statement Summary 6 Three Months Ended September 30, 2025 Summary Income Statement (thousands) $5,051 Net interest income (134) Total other income (loss) (3,077) Operating expenses 3 Benefit (provision) from income taxes (1,185) Preferred dividends $659 Net income attributable to common stockholders 52,352,469 Weighted average shares outstanding during the period, basic and diluted $0.01 Net income attributable to common stockholders per share Three Months Ended September 30, 2025 GAAP Net Income to Distributable Earnings Reconciliation (thousands) $659 Net Income attributable to common stockholders Adjustments: 25 Unrealized (gains) losses on mortgage servicing rights (30) Unrealized provision for credit losses 345 Depreciation of real estate owned (3) Provision for (benefit from) income taxes $996 Distributable Earnings (1) 52,352,469 Weighted average shares outstanding during the period, basic and diluted $0.02 Distributable Earnings per share of common stock $0.04 Dividend per share of common stock Note: (1) See Appendix for definition of Distributable Earnings and reconciliation to GAAP.

Earnings and Book Value Per Share of Common Stock 7 $0.10 $0.08 $0.05 $0.02 $0.08 $0.08 $0.06 $0.04 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Distributable Earnings Dividends $3.40 $3.29 $3.27 $3.25 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Distributable Earnings (1) & Dividends Per Share of Common Share Book Value Per Share of Common Stock (2) Note: (1) See Appendix for definition of Distributable Earnings and for reconciliation of GAAP net income to distributable ear nings. (2) See Appendix for definition of Book Value Per Share of Common Stock.

Loan Investment Portfolio 8 Geographic Concentration (2) Multifamily , $736.5 , 89.6% Seniors Housing & Healthcare , $79.5 , 9.7% Self Storage , $5.8 , 0.7% Property Type (2) $821.8 Note: (1) Based on carrying value. (2) $ In millions, based on carrying value. • On September 30, 2025, the Company owned a portfolio of floating - rate CRE loans with a carrying value of $822 million. 89.6% (1) of the loan portfolio was invested in loans collateralized by multifamily assets. • The Company anticipates that it will continue to focus on investment opportunities within multifamily credit. The Company does not currently own any hospitality, retail, or office loan assets and has limited exposure to seniors housing and self - storage. TX , … FL , $194.0 , 23.6% NJ , $114.3 , 13.9% GA , $59.5 , 7.2% PA, $48.6 , 5.9% Other States , $162.7 , 19.8% $821.8

Q3 2025 Loan Activity 9 Multifamily , $48.5 , 99.5% Self Storage , $0.3 , 0.5% Q3 Payoffs by Property Type (1) $48.8 • The Company experienced $48.8 million of loan payoffs during the quarter. Note: (1) $ In millions, based on UPB. (2) Loan portfolio balances shown based on carrying value net of allowances. “Other Activity” is comprised of changes in capi ta lized origination fees, extension fees, and purchase discounts. Loan Portfolio Activity (2) $905.4 ($48.8) $0.2 ($35.5) $0.4 $821.8 Q2 2025 Portfolio Payoffs / Sales Provision for Loan Losses Loans Transferred to REO Other Activity Q3 2025 Portfolio

Loan Portfolio Credit 10 • As of September 30, 2025, 89.7 % of the Company’s loan portfolio was performing (1) , with 45.7% of the loan portfolio rated “3” (Moderate Risk) or better. • Weighted average risk rating (2) of 3.6. • During the quarter, management applied a “5” risk - rating to seven loans with an aggregate principal value of $86.6 million. 90.8% 89.3% 88.7% 89.7% 4.3% 4.3% 4.3% 4.1% -1.0000% 0.0000% 1.0000% 2.0000% 3.0000% 4.0000% 5.0000% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 12/31/2024 3/31/2025 6/30/2025 9/30/2025 % Performing Average 1M SOFR Asset Performance (1) Weighted Average Risk Rating (2) Note: (1) “Performing” defined as loans that are not considered by management to be default risk. (2) Weighted average risk rating is weighted based on carrying value of loan portfolio assets. 3.5 3.5 3.5 3.6 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/2024 3/31/2025 6/30/2025 9/30/2025 1 2 3 4 5 Weighted Avg Risk Rating

Q3 2025 Capital Structure Overview

- The Company does not currently utilize repurchase or warehouse facility financing and therefore is not subject to margin calls on any of its loan assets from repo or warehouse lenders[1].
- Primary sources of financing include two secured financings (2021-FL1 CLO and LMF 2023-1), preferred stock, and a corporate term loan.

Capital Structure Composition[2]



Match Term Non-Recourse Financing
70.7%
17.9%
6.3%
5.0%
$949.0
Secured Financing
Common Equity
Preferred Equity
Term Loan

Capital Structure Detail

($ in millions)

Secured Financings[3]	Maturity Date	Rate	Advance Rate	Amount
2021-FL1 CLO	July 2032	S + 1.79%	72.4%	$436.6
LMF 2023-1 Financing	June 2039	S + 3.25%	77.4%	$234.7
Credit Facilities				
Term Loan[4]	February 2026	7.88%		$47.8
Total Debt				**$719.1**
Equity				
Preferred Equity[5]	N/A	7.875%		$60.0
Book Value of Common Equity[6]	N/A			$170.0
Total Capitalization[2]				**$949.0**

Note: (1) Subsequent to 9/30/2025, the Company entered into an uncommitted master repurchase agreement with JPMorgan Chase Bank, N.A.
(2) In millions. LFT total capitalization is a non-GAAP measure which excludes certain Balance Sheet items; Please see Appendix for reconciliation to GAAP.
(3) Secured financing shown at par value. 2021-FL1 CLO GAAP carrying value of $436.6. LMF 2023-1 carrying value of $233.2 million includes $1.5 million of unamortized debt issuance costs.
(4) Term loan shown at par value. GAAP carrying value of $47.7 million includes $0.1 million of unamortized debt issuance costs.
(5) Preferred equity shown at $60 million liquidation preference.
(6) Noncontrolling interest was $99,500 as of 9/30/2025 and is excluded from common equity above.

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$0.008 - $0.005 - $0.005 - $0.003 - $0.001 +25 bps 0 bps -25 bps -50 bps -75 bps -100 bps Net Interest Income Sensitivity to Shifts in Term SOFR 12 Floating Rate Assets (2) $840 Floating Rate Liabilities (3) - $671 Net Exposure $168 Floating - Rate Exposure (1) Net Interest Income Per Share Sensitivity to Change in SOFR (4) Note: (1) In millions. Net Exposure represents UPB of floating rate loan portfolio assets net of par value of secured floating rate debt outstanding. (2) Figure reflects unpaid principal balance of floating - rate loan portfolio. (3) Comprised of outstanding securitization notes related to 2021 - FL1 and LMF 2023 - 1, both of which are indexed to one - month SO FR. Figure reflects par value of notes. (4) Annualized impact per common share. Assumes starting 30 - day term SOFR of 4.13%. Our loan assets feature rate floors which p artially mitigate the adverse earnings impact of declines in SOFR. • 100% floating - rate loan portfolio. • 100% of the loan portfolio is indexed to 30 - day term SOFR.

Appendix

9/30/2025 CRE Loan Portfolio Details

#	Loan Name	Closing Date	Maturity Date	Property Type	City	State	Unpaid Principal Balance	Note Spread	Unamortized Discount/Premium	Initial Term (months)	As-Is LTV at Origination[1]
1	Loan 1	12/16/2021	1/5/2026	Multifamily	Daytona Beach	FL	51,375,000	3.16%	0	49	71.70%
2	Loan 2	3/22/2022	4/5/2026	Multifamily	Seneca	SC	31,627,625	3.35%	(293,485)	49	74.54%
3	Loan 3	6/28/2022	4/5/2027	Multifamily	Dallas	TX	29,623,930	3.40%	(260,221)	58	71.59%
4	Loan 4	6/8/2021	10/3/2025	Multifamily	Miami	FL	29,543,566	3.31%	0	52	74.26%
5	Loan 5	12/29/2021	1/6/2026	Multifamily	Multi	NC	27,549,146	3.96%	0	48	59.90%
6	Loan 6	11/2/2021	11/5/2025	Multifamily	Melbourne	FL	26,049,291	3.21%	0	48	72.09%
7	Loan 7	8/26/2021	8/5/2027	Multifamily	Clarkston	GA	24,468,032	3.61%	0	72	79.00%
8	Loan 8	10/18/2021	11/6/2025	Multifamily	Cherry Hill	NJ	23,348,000	3.11%	0	49	72.40%
9	Loan 9	8/26/2021	9/5/2025	Multifamily	Union City	GA	22,872,354	3.46%	0	49	70.40%
10	Loan 10	11/16/2021	12/5/2025	Multifamily	Dallas	TX	21,916,753	3.31%	0	49	73.54%
11	Loan 11	7/8/2022	8/5/2026	Multifamily	Arlington	TX	21,818,465	3.75%	(170,069)	49	67.10%
12	Loan 12	4/27/2022	5/5/2026	Multifamily	North Brunswick	NJ	21,739,237	3.40%	0	48	79.90%
13	Loan 13	8/31/2021	10/3/2025	Multifamily	Houston	TX	21,644,684	3.41%	0	49	74.20%
14	Loan 14	3/22/2022	4/5/2026	Multifamily	York	PA	21,442,771	3.30%	(262,673)	49	79.17%
15	Loan 15	11/29/2022	12/5/2025	Healthcare	Glendale	WI	20,360,000	4.00%	0	36	45.00%
16	Loan 16	11/5/2021	6/5/2027	Multifamily	Orlando	FL	19,625,274	3.11%	0	67	78.05%
17	Loan 17	11/21/2022	12/5/2025	Healthcare	Houston	TX	18,920,000	4.00%	0	37	67.00%
18	Loan 18	2/11/2022	3/6/2026	Multifamily	Tampa	FL	18,363,394	3.60%	0	49	77.99%
19	Loan 19	11/23/2021	12/5/2025	Multifamily	Orange	NJ	18,341,502	3.31%	0	49	78.00%
20	Loan 20	4/30/2024	11/5/2025	Multifamily	Garfield	NJ	18,303,744	3.50%	0	18	66.07%
21	Loan 21	2/2/2022	7/4/2026	Multifamily	Houston	TX	17,936,729	3.50%	0	53	77.50%
22	Loan 22	3/31/2022	4/5/2026	Multifamily	Tallahassee	FL	16,956,276	3.00%	(183,246)	48	74.80%
23	Loan 23	11/10/2022	12/5/2025	Healthcare	Austin	TX	16,690,000	4.00%	0	37	65.00%
24	Loan 24	12/1/2021	12/5/2025	Multifamily	Horn Lake	MS	15,449,323	3.41%	0	48	75.70%
25	Loan 25	4/6/2022	6/5/2026	Multifamily	Vineland	NJ	15,347,180	3.75%	(124,623)	50	77.00%
26	Loan 26	2/22/2022	9/5/2025	Multifamily	Philadelphia	PA	15,000,000	3.80%	0	43	80.00%
27	Loan 27	6/15/2022	1/5/2026	Multifamily	Denton	TX	14,511,455	3.90%	0	43	73.00%
28	Loan 28	4/27/2022	5/5/2026	Multifamily	Houston	TX	14,171,704	3.70%	0	48	79.60%
29	Loan 29	11/21/2022	12/5/2025	Healthcare	Southlake	TX	14,030,000	4.00%	0	37	48.00%
30	Loan 30	12/28/2021	10/3/2025	Multifamily	Houston	TX	13,864,376	3.25%	(97,176)	45	71.22%

Continued on the following page

Note: (1) LTV as of the date the loan was originated by an affiliate. LTV has not been updated for any subsequent draws or loan modifications and is not reflective of any changes in value which may have occurred subsequent to the origination date.

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9/30/2025 CRE Loan Portfolio Details 15 Note: (1) LTV as of the date the loan was originated by an affiliate. LTV has not been updated for any subsequent draws or loan modifications and is not reflective of any changes in value which may have occurred subsequent to the origination date. # Loan Name Closing Date Maturity Date Property Type City State Unpaid Principal Balance Note Spread Unamortized Discount/Premium Initial Term (months) As-Is LTV at Origination (1) 31 Loan 31 4/12/2021 5/5/2025 Multifamily Cedar Park TX 13,666,721 3.86% 0 49 66.70% 32 Loan 32 6/10/2022 10/3/2025 Multifamily Blakely PA 13,625,505 3.90% (53,799) 40 75.00% 33 Loan 33 10/6/2023 10/3/2025 Multifamily Garfield NJ 13,191,852 4.50% 0 24 65.50% 34 Loan 34 12/20/2024 1/5/2028 Multifamily Olympia WA 13,000,000 3.75% 0 37 68.49% 35 Loan 35 7/26/2022 8/5/2027 Multifamily Atlanta GA 12,905,495 3.65% (149,420) 61 65.15% 36 Loan 36 12/28/2021 10/3/2025 Multifamily Houston TX 12,203,341 3.25% 0 45 71.20% 37 Loan 37 5/12/2022 6/5/2025 Multifamily Ypsilanti MI 11,926,591 3.50% (101,696) 37 68.40% 38 Loan 38 1/25/2022 6/9/2027 Multifamily Corpus Christi TX 11,261,792 3.55% (69,694) 65 78.76% 39 Loan 39 10/28/2021 11/6/2025 Multifamily Tampa FL 11,202,535 3.06% 0 49 75.70% 40 Loan 40 5/3/2022 11/5/2025 Multifamily Port Richey FL 10,818,945 3.55% (118,614) 42 79.05% 41 Loan 41 6/28/2022 7/4/2025 Multifamily Colorado Springs CO 10,531,845 3.90% 0 36 73.06% 42 Loan 42 9/30/2021 10/6/2025 Multifamily Clearfield UT 10,305,308 3.26% 0 48 67.98% 43 Loan 43 7/14/2022 8/5/2026 Multifamily Bradenton FL 9,429,206 3.90% (43,522) 49 74.40% 44 Loan 44 6/22/2022 7/3/2025 Multifamily Des Moines IA 8,175,500 4.00% 0 36 72.03% 45 Loan 45 9/28/2021 10/6/2025 Multifamily Chicago IL 7,286,000 3.76% 0 48 75.90% 46 Loan 46 10/7/2022 11/5/2025 Multifamily Fairborn OH 7,000,000 4.10% 0 37 79.10% 47 Loan 47 10/24/2022 11/6/2025 Healthcare Various FL 6,100,000 4.50% 0 36 71.00% 48 Loan 48 6/3/2022 6/5/2026 Self Storage Deer Park NY 5,815,886 3.60% 0 48 72.50% 49 Loan 49 10/6/2023 10/3/2025 Multifamily Garfield NJ 4,808,148 4.50% 0 24 65.50% 50 Loan 50 4/23/2025 12/5/2025 Healthcare Austin TX 1,900,000 4.00% 0 7 65.00% 51 Loan 51 4/23/2025 12/5/2025 Healthcare Southlake TX 1,705,000 4.00% 0 7 48.00% Total / Average 839,749,479 3.55% (1,928,239) 47 71.70%

Consolidated Balance Sheets 16

Consolidated Statement of Income 17

Detailed Walk of Allowance for Loan Losses 18

Reconciliation of Net Income to Distributable Earnings 19 For the Three Months Ended September 30, 2025 June 30, 2025 Mar 31, 2025 Dec 31, 2024 GAAP to Distributable Earnings Reconciliation Reconciliation of GAAP to non - GAAP Information $658,597 $2,505,731 $(1,707,526) $3,604,879 Net income attributable to common stockholders Adjustments for non - Distributable earnings 24,700 36,456 22,518 (8,978) Unrealized losses (gains) on mortgage servicing rights (29,660) 94,768 5,697,661 1,781,098 Unrealized provision for credit losses 344,785 138,777 0 0 Depreciation of real estate owned 339,825 270,001 5,720,179 1,772,1210 Subtotal Other Adjustments (2,902) (4,084) 8,550 5,457 Adjustment for income taxes (2,902) (4,084) 8,550 5,457 Subtotal $995,520 $2,771,648 $4,021,203 $5,382,456 Distributable Earnings 52,352,469 52,332,304 52,309,887 52,300,100 Weighted average shares outstanding, b asic and diluted $0.02 $0.05 $0.08 $0.10 Distributable Earnings per share of common stock , b asic and diluted

Detailed Walk of Capitalization as of 9/30/2025 20 9/30/2025 LFT Capitalization Reconciliation (in 000's) $957,338 Total GAAP liabilities and stockholders' equity (1) Adjustments for Capitalization (2,018) ( - ) Accrued interest payable (3,096) ( - ) Dividends payable (1,451) ( - ) Fees and expenses payable to Manager (3,368) ( - ) Other accounts payable and accrued expenses 1,642 ( + ) Other capitalized financing & issuance costs $949,046 LFT Capitalization Note: (1) Net of non - controlling interest.

Book Value Per Share of Common Stock as of 9/30/2025 21 September 30, 2025 Book Value Per Common Share (in 000's) $230,072 Total stockholders’ equity (60,000) ( - ) Preferred equity (1) (100) ( - ) Non - controlling interest $169,973 Common equity 52,364,930 Shares outstanding $3.25 Book Value Per Share of Common Stock Note: (1) Reflects 2.4 million shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock outstanding at a $ 25 liquidation preference per share.

Key Definitions

"Book Value Per Share of Common Stock" is calculated as: a) total stockholders' equity computed in accordance with GAAP less the value of the issued and outstanding preferred stock at its stated liquidation preference of $25.00 per share, divided by b) the weighted average number of shares of common stock issued and outstanding during the period, basic and diluted.

"Distributable Earnings" is a non-GAAP measure, which we define as GAAP net income (loss) attributable to holders of common stock, or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable reporting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with the Company's board of directors and approved by a majority of the Company's independent directors. We also add back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock. Distributable Earnings mirrors how we calculate Core Earnings pursuant to the terms of our management agreement with our Manager for purposes of calculating the incentive fee payable to our Manager. While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Refer to Note 16 to our consolidated financial statements for further discussion of our distribution requirements as a REIT. Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is a performance metric we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

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November 2025